UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 1, 2026
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 1, 2026, Boxlight Corporation (the “Company”) received written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b) (the “Rule”), the Company’s securities were subject to suspension and delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely submit its request for a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq at least pending the conclusion of the hearing and the expiration of any extension the Panel may grant to the Company following the hearing.
At the hearing, the Company will present its plan to evidence compliance with the Rule and request an extension of time to do so. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance with the applicable Nasdaq listing criteria within any extension period that may be granted by the Panel.
At its annual meeting of stockholders held on June 2, 2026, the Company obtained the approval of its stockholders for the potential issuance of shares of its Class A Common Stock and/or securities convertible into or exercisable for Class A Common Stock in an amount equal to 20% or more of the Company’s outstanding Class A Common Stock in connection with a non-public transaction or series of transactions. The Company is currently exploring potential financing and other alternatives that would enable it to regain and sustain compliance with the Rule.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” or other comparable terms. Forward-looking statements in this report include, without limitation, statements regarding the Company’s intention to timely request a hearing before the Panel to appeal Staff’s determination, the outcome of any such hearing, the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, and the possibly entry by the Company into a definitive agreement with respect to a financing transaction. These forward-looking statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements, including, without limitation: whether the Company timely requests a hearing before the Panel; the outcome of any hearing before the Panel and whether the Panel grants the Company’s request for continued listing; the Company’s ability to regain and sustain compliance with Nasdaq’s continued listing requirements; whether the Company enters into a definitive agreement with respect to a financing, and the timing and terms of any such financing. The Company undertakes no obligation to update any forward-looking statement to reflect events after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by applicable law.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	July 2, 2026
By: /s/ Ryan Zeek
Name: Ryan Zeek
Title: Chief Financial Officer